Exhibit 99.1

Veracyte Announces Second Quarter 2026 Financial Results

Grew total revenue to $150.3 million and testing revenue to $145.7 million, representing increases of 15% and 19% year-over-year, respectively
Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., July 30, 2026 --- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced financial results for the second quarter ended June 30, 2026.

“Q2 was a milestone quarter for Veracyte as we launched two new products, Prosigna LDT and TrueMRD for MIBC, while also delivering strong double-digit revenue growth, profitability and cash generation,” said Marc Stapley, Veracyte’s chief executive officer. “These launches meaningfully expand our ability to serve more patients across the cancer care continuum and, combined with the strength of our core business, position us well to deliver durable double-digit growth.”

Key Financial Highlights
For the three-month period ended June 30, 2026, as compared to the same period in 2025:
•Increased total revenue by 15% to $150.3 million and testing revenue by 19% to $145.7 million, driven by Decipher growth of 20% to $91.9 million and Afirma growth of 18% to $51.2 million.
•Increased total volume by 13% to 50,967 tests and testing volume by 14% to 48,389 tests, driven by Decipher growth of 17% to approximately 29,700 tests and Afirma growth of 10% to approximately 18,600 tests.
•Recorded GAAP net income of $25.5 million, or 17.0% of revenue, and delivered adjusted EBITDA of $44.0 million, or 29.2% of revenue.
•Generated $45.8 million of cash from operations to end the quarter with $485.2 million of cash, cash equivalents, and short-term investments as of June 30, 2026.
Key Business Highlights
•Launched the Prosigna Breast Test in the U.S. for patients diagnosed with early-stage hormone-receptor positive (HR+) breast cancer.
•Launched the TrueMRD Monitoring Test for patients with muscle-invasive bladder cancer (MIBC).
•Secured Medicare coverage for the TrueMRD Monitoring Test, representing the first Medicare coverage decision for the whole-genome sequencing-based TrueMRD platform.
•Further expanded the clinical evidence of our testing portfolio, including new predictive evidence from the OPTIMA trial supporting the clinical utility of Prosigna and the ENZAMET trial expanding the Decipher clinical evidence base. Together, Decipher and Afirma were featured in nearly 60 abstracts and presentations during the quarter.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Second Quarter 2026 Financial Results

Total revenue for the second quarter of 2026 was $150.3 million, an increase of 15% compared to $130.2 million reported in the second quarter of 2025. Testing revenue was $145.7 million, an increase of 19% compared to $122.3 million in the second quarter of 2025, driven by growth in our Decipher Prostate and Afirma tests. Product revenue was $3.9 million, an increase of 7% compared to $3.6 million in the second quarter of 2025. Biopharmaceutical and other revenue was $0.8 million, an expected decrease compared to $4.3 million in the second quarter of 2025 given the restructuring and liquidation proceedings of Veracyte SAS.

Total gross margin for the second quarter of 2026 was 72%, compared to 69% in the second quarter of 2025. Non-GAAP gross margin was 75%, compared to 72% in the second quarter of 2025.

Operating expenses were $85.6 million for the second quarter of 2026 compared to $95.0 million in the second quarter of 2025. Non-GAAP operating expenses grew 16% to $70.0 million compared to $60.3 million in the second quarter of 2025.

Net income for the second quarter of 2026 was $25.5 million, an increase of $26.5 million compared to the second quarter of 2025. Diluted net earnings per common share was $0.31, an improvement of $0.32 compared to the second quarter of 2025. Non-GAAP diluted net earnings per common share was $0.54, an increase of $0.10 compared to the second quarter of 2025. Net cash provided by operating activities in the first six months of 2026 was $81.0 million, an improvement of $42.1 million compared to the same period in 2025.

Adjusted EBITDA for the second quarter of 2026 was $44.0 million, an improvement of 23% compared to the second quarter of 2025, representing 29.2% of revenue compared to 27.5% of revenue in the same period in 2025.

2026 Financial Outlook

The company is raising 2026 total revenue guidance to $590 million to $596 million, or 14% to 15% growth, from prior guidance of $582 to $592 million, or 13% to 14% growth. The company is also raising testing revenue guidance to $576 million to $582 million, or 17% to 18% growth, from prior guidance of $570 million to $580 million, excluding the contribution from recently launched tests.

The company continues to expect adjusted EBITDA margin to be greater than 26%.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA margin to expected GAAP net income margin, the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/wwu2pyd7. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company with a vision to transform cancer care for patients around the world. The company’s molecular tests assess the unique biology of each patient’s tumor to help clinicians answer essential questions about cancer care. Veracyte’s Diagnostics Platform combines broad genomic and clinical data, advanced bioinformatics and AI, and a powerful evidence-generation engine to support continued innovation and pipeline development. The company’s portfolio includes the Afirma® Genomic Sequencing Classifier test, Decipher® Bladder Genomic Classifier test, Decipher® Prostate Genomic Classifier test, Prosigna® Breast Risk of Recurrence test, and the TrueMRD™ Monitoring Test for MIBC. For more information, visit Veracyte’s website or follow the company on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our 2026 financial and operating results; and our intentions with respect to the development, launch, commercialization, adoption, and reimbursement of our tests and products. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies; the impact of foreign currency fluctuations, volatile interest rates, inflation, the impact of legislation and policies enacted by the current U.S. administration; turmoil in the global banking and finance system; the ongoing conflict in the Middle East; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 26, 2026, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non-GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue (also referred to as adjusted EBITDA margin), non-GAAP net income, and non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Testing revenue	$145,661	$122,263	$280,752	$229,572
Product revenue	3,858	3,598	7,537	7,178
Biopharmaceutical and other revenue	802	4,303	1,103	7,887
Total revenue	150,321	130,164	289,392	244,637

Cost of revenue: (1)
Cost of testing revenue	36,309	32,407	69,615	60,667
Cost of product revenue	2,515	1,749	4,406	3,171
Cost of biopharmaceutical and other revenue	207	3,572	215	6,270
Intangible asset amortization - cost of revenue	2,741	2,667	5,448	5,252
Total cost of revenue	41,772	40,395	79,684	75,360
Gross profit	108,549	89,769	209,708	169,277
Operating expenses: (1)
Research and development	29,442	16,264	56,540	33,984
Selling and marketing	28,263	25,316	55,419	49,770
General and administrative	27,443	32,331	51,123	66,139
Impairment of assets	—	20,505	—	20,505
Intangible asset amortization - operating expenses	421	621	1,000	1,243
Total operating expenses	85,569	95,037	164,082	171,641
Income (loss) from operations	22,980	(5,268)	45,626	(2,364)
Other income, net	3,543	6,518	10,871	11,042
Income before income taxes	26,523	1,250	56,497	8,678
Income tax provision	1,033	2,230	2,300	2,611
Net income (loss)	$25,490	$(980)	$54,197	$6,067
Earnings (loss) per share:
Basic	$0.32	$(0.01)	$0.68	$0.08
Diluted	$0.31	$(0.01)	$0.66	$0.08
Shares used to compute earnings (loss) per common share:
Basic	79,972,389	78,391,502	79,755,699	78,210,881
Diluted	82,059,442	78,391,502	81,753,292	79,905,121

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$960	$608	$2,059	$1,128
Research and development	2,917	2,008	5,597	4,074
Selling and marketing	2,706	2,198	5,105	4,156
General and administrative	7,503	6,171	14,086	12,585
Total stock-based compensation expense	$14,086	$10,985	$26,847	$21,943

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$25,490	$(980)	$54,197	$6,067
Other comprehensive income (loss):
Change in currency translation adjustments	282	16,682	273	24,131
Net comprehensive income	$25,772	$15,702	$54,470	$30,198

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2026	2025
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$299,521	$362,578
Short-term investments	185,711	50,311
Accounts receivable	54,177	44,660
Supplies	22,656	20,546
Prepaid expenses and other current assets	12,710	10,281
Total current assets	574,775	488,376
Property, plant and equipment, net	21,933	22,192
Right-of-use assets, operating leases	35,163	36,599
Intangible assets, net	82,700	89,148
Goodwill	767,154	767,154
Restricted cash	1,666	1,648
Other assets	2,975	902
Total assets	$1,486,366	$1,406,019
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,024	$4,593
Accrued liabilities	47,677	48,801
Current portion of deferred revenue	597	1,160
Current portion of acquisition-related contingent consideration	662	1,332
Current portion of operating lease liabilities	5,776	4,051
Total current liabilities	62,736	59,937
Deferred tax liabilities	637	646
Acquisition-related contingent consideration, net of current portion	259	257
Operating lease liabilities, net of current portion	34,331	35,603
Total liabilities	97,963	96,443
Total stockholders’ equity	1,388,403	1,309,576
Total liabilities and stockholders’ equity	$1,486,366	$1,406,019

1. The condensed consolidated balance sheet at December 31, 2025 has been derived from the audited financial statements at that date included in the company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 26, 2026.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$54,197	$6,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,268	10,851
Loss on disposal of property, plant and equipment	367	15
Stock-based compensation	26,847	21,943
Deferred income taxes	(9)	74
Noncash lease expense	1,436	1,600
Revaluation of acquisition-related contingent consideration	(668)	(2,879)
Effect of foreign currency on operations	(69)	(5,050)
Amortization of discount on short-term investments	(1,337)	(1,929)
Impairment loss	—	20,505
Changes in operating assets and liabilities:
Accounts receivable	(9,729)	(4,283)
Supplies	(2,110)	(2,863)
Prepaid expenses and other current assets	(2,429)	(5,460)
Other assets	(451)	540
Operating lease liabilities	453	(1,186)
Accounts payable	3,758	3,113
Accrued liabilities and deferred revenue	517	(2,091)
Net cash provided by operating activities	81,041	38,967
Investing activities
Purchase of short-term investments	(184,998)	(99,998)
Proceeds from maturity of short-term investments	50,935	51,061
Issuance of loan receivable	(1,622)	—
Purchases of property, plant and equipment	(5,821)	(3,105)
Net cash used in investing activities	(141,506)	(52,042)
Financing activities
Payment of taxes on vested restricted stock units	(13,658)	(11,831)
Proceeds from the exercise of common stock options and employee stock purchases	11,168	4,781
Net cash used in financing activities	(2,490)	(7,050)
Decrease in cash, cash equivalents and restricted cash	(62,955)	(20,125)
Effect of foreign currency on cash, cash equivalents and restricted cash	(84)	647
Net decrease in cash, cash equivalents and restricted cash	(63,039)	(19,478)
Cash, cash equivalents and restricted cash at beginning of period	364,226	240,631
Cash, cash equivalents and restricted cash at end of period	$301,187	$221,153

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	June 30,	December 31,
	2026	2025
Cash and cash equivalents	$299,521	$362,578
Restricted cash	1,666	1,648
Total cash, cash equivalents and restricted cash	$301,187	$364,226

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$36,309	$32,407	$69,615	$60,667
Stock-based compensation expense	(959)	(542)	(2,058)	(988)
Acquisition related expenses	—	—	—	—
Other adjustments (1)	(338)	—	(638)	—
Non-GAAP cost of testing revenue	$35,012	$31,865	$66,919	$59,679

GAAP cost of product revenue	2,515	1,749	4,406	3,171
Stock-based compensation expense	(1)	(1)	(1)	(2)
Acquisition related expenses	—	—	—	—
Other adjustments (1)	—	(32)	11	(32)
Non-GAAP cost of product revenue	$2,514	$1,716	$4,416	$3,137

GAAP cost of biopharmaceutical and other revenue	207	3,572	215	6,270
Stock-based compensation expense	—	(65)	—	(138)
Acquisition related expenses	—	—	—	—
Other adjustments (1)	—	—	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$207	$3,507	$215	$6,132

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$108,549	$89,769	$209,708	$169,277
GAAP Gross Margin	72.2%	69.0%	72.5%	69.2%
Amortization of intangible assets	2,741	2,667	5,448	5,252
Stock-based compensation expense	960	608	2,059	1,128
Acquisition related expenses	—	—	—	—
Other adjustments (1)	338	32	627	32
Non-GAAP Gross Profit	$112,588	$93,076	$217,842	$175,689
Non-GAAP Gross Margin	74.9%	71.5%	75.3%	71.8%

1.For the three months ended June 30, 2026, adjustments include the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.3 million). For the three months ended June 30, 2025, adjustments include expenses related to Veracyte SAS investment review. For the six months ended June 30, 2026, adjustments include the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.6 million), partially offset by expense related to the restructuring of Veracyte SAS. For the six months ended June 30, 2025, adjustments include expenses related to Veracyte SAS investment review.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$29,442	$16,264	$56,540	$33,984
Stock-based compensation expense	(2,917)	(2,008)	(5,597)	(4,074)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	(199)	—	(476)	—
Non-GAAP research and development	$26,326	$14,256	$50,467	$29,910

GAAP sales and marketing	$28,263	$25,316	$55,419	$49,770
Stock-based compensation expense	(2,706)	(2,198)	(5,105)	(4,156)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	(48)	—	(79)	—
Non-GAAP sales and marketing	$25,509	$23,118	$50,235	$45,614

GAAP general and administrative	$27,443	$32,331	$51,123	$66,139
Stock-based compensation expense	(7,503)	(6,171)	(14,086)	(12,585)
Acquisition related expenses (1)	319	925	686	(427)
Other adjustments (2)	(2,127)	(4,144)	(3,822)	(7,838)
Non-GAAP general and administrative	$18,132	$22,941	$33,901	$45,289

GAAP total operating expenses	$85,569	$95,037	$164,082	$171,641
Amortization of intangible assets	(421)	(621)	(1,000)	(1,243)
Stock-based compensation expense	(13,126)	(10,377)	(24,788)	(20,815)
Acquisition related expenses (1)	319	925	686	(427)
Other adjustments (2)	(2,374)	(24,649)	(4,377)	(28,343)
Non-GAAP total operating expenses	$69,967	$60,315	$134,603	$120,813

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended June 30, 2026, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString Technologies, Inc. ("NanoString") transaction ($0.3 million). For the three months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString transaction ($1.0 million) partially offset by contingent consideration associated with the C2i Genomics Ltd (“C2i Genomics”) acquisition ($0.1 million). For the six months ended June 30, 2026, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString transaction ($0.7 million). For the six months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.4 million) partially offset by NanoString contingent consideration ($1.0 million).
2.For the three months ended June 30, 2026, adjustments consist primarily of expenses related to the assessment of licensing and strategic investments ($1.3 million), expenses related to legal proceedings ($1.0 million), and expenses related to the liquidation proceedings of Veracyte SAS ($0.3 million), partially offset by the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.3 million). For the three months ended June 30, 2025, adjustments primarily include expenses related to Veracyte SAS impairment loss ($20.5 million) and Veracyte SAS investment review ($4.2 million). For the six months ended June 30, 2026, adjustments consist primarily of expenses related to the assessment of licensing and strategic investments ($3.0 million), expenses related to legal proceedings ($1.7 million), and expenses related to the liquidation proceedings of Veracyte SAS ($0.3 million), partially offset by the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.6 million). For the six months ended June 30, 2025, adjustments include additional expenses related to Veracyte SAS investment review ($3.8 million) partially offset by adjustments related to restructuring costs ($0.1 million).

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$25,490	$(980)	$54,197	$6,067
GAAP Net Income (Loss) as a % of Revenue	17.0%	(0.8%)	18.7%	2.5%
Amortization of intangible assets	3,163	3,288	6,449	6,495
Depreciation expense	1,676	2,201	3,820	4,356
Stock-based compensation expense	14,086	10,985	26,847	21,943
Acquisition related expenses (1)	(319)	(925)	(686)	427
Other expense (income), net (2)	(3,884)	(3,170)	(7,362)	(6,146)
Other adjustments (3)	2,712	22,147	1,192	24,738
Income tax expense (benefit)	1,033	2,230	2,300	2,611
Adjusted EBITDA	$43,957	$35,776	$86,757	$60,491
Adjusted EBITDA as a % of Revenue	29.2%	27.5%	30.0%	24.7%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$25,490	$(980)	$54,197	$6,067
Amortization of intangible assets	3,163	3,288	6,449	6,495
Stock-based compensation expense	14,086	10,985	26,847	21,943
Acquisition related expenses (1)	(319)	(925)	(686)	427
Other adjustments (3)	2,712	22,147	1,192	24,738
Tax adjustments (4)	(802)	437	(1,555)	(242)
Non-GAAP Net Income	$44,330	$34,952	$86,444	$59,428

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.31	$(0.01)	$0.66	$0.08
Amortization of intangible assets	0.04	0.04	0.08	0.08
Stock-based compensation expense	0.17	0.14	0.33	0.27
Acquisition related expenses (1)	—	(0.01)	(0.01)	0.01
Other adjustments (3)	0.03	0.28	0.01	0.31
Tax adjustments (4)	(0.01)	0.01	(0.02)	—
Rounding and impact of dilutive shares	—	(0.01)	0.01	(0.01)
Diluted earnings per share, non-GAAP	$0.54	$0.44	$1.06	$0.74

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	82,059,442	78,391,502	81,753,292	79,905,121
Dilutive effect of equity awards (5)	—	1,057,711	—	—
Diluted, non-GAAP	82,059,442	79,449,213	81,753,292	79,905,121

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended June 30, 2026, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString transaction ($0.3 million). For the three months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to NanoString ($1.0 million) partially offset by contingent consideration associated with the acquisition of C2i Genomics ($0.1 million). For the six months ended June 30, 2026, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to the NanoString transaction ($0.7 million). For the six months ended June 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.4 million) partially offset by NanoString contingent consideration ($1.0 million).
2.Includes interest income and income related to research tax credits.
3.For the three months ended June 30, 2026, adjustments consist primarily of expenses related to the assessment of licensing and strategic investments ($1.3 million), expenses related to legal proceedings ($1.0 million), and expenses related to the liquidation proceedings of Veracyte SAS ($0.3 million). For the three months ended June 30, 2025, adjustments primarily include expenses related to Veracyte SAS impairment loss ($20.5 million) and Veracyte SAS investment review ($4.2 million), partially offset by the exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($2.5 million). For the six months ended June 30, 2026, adjustments primarily include expenses related to the assessment of licensing and strategic investments ($3.0 million), expenses related to legal proceedings ($1.7 million), expenses related to the liquidation proceedings of Veracyte SAS ($0.3 million), and losses related to asset disposition ($0.4 million), partially offset by adjustments related to the restructuring and liquidation proceedings of Veracyte SAS ($4.2 million). For the six months ended June 30, 2025, adjustments include additional expenses related to Veracyte SAS investment review ($3.8 million) partially offset by adjustments related to restructuring costs ($0.1 million) and additional exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.1 million).
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Kelly Gura
investors@veracyte.com

Media:
Molly Cornbleet
media@veracyte.com
+1-650-351-8780